                                                                   EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:
Chris Sternberg
Vice President, Investor Relations
502-261-4934

                           PAPA JOHN'S REPORTS FOURTH
                       QUARTER AND FULL-YEAR 2000 RESULTS

                   STOCK REPURCHASE AUTHORIZATION INCREASED TO
                $275 MILLION; ADDITIONAL GUIDANCE ISSUED FOR 2001

HIGHLIGHTS

     -    4Q 2000 EPS (BEFORE SPECIAL CHARGES) OF $0.47 VS. $0.46 IN 1999
     -    FULL-YEAR 2000 EPS (BEFORE SPECIAL CHARGES) OF $1.90 VS. $1.64 IN 1999
     - SYSTEMWIDE COMPARABLE SALES INCREASE OF 2.0% IN 4Q 2000 AND 2.3% FOR FULL-YEAR 2000 (31 CONSECUTIVE QUARTERS OF COMPARABLE SALES INCREASES)
     -    119 RESTAURANT OPENINGS IN 4Q 2000 AND 369 IN FULL-YEAR 2000
     -    EPS OF $1.90 TO $2.15 PROJECTED FOR 2001

     Louisville, Kentucky (February 27, 2001) - Papa John's International, Inc. (Nasdaq: PZZA) today announced record revenues of $261.3 million for the fourth quarter of 2000, representing an increase of 21.2% over revenues of $215.5 million for the same period in 1999. The fourth quarter of 2000 consisted of 14 weeks of operations compared to 13 weeks in 1999. In line with the company's previously issued guidance, diluted earnings per share before special charges were $0.47 for the fourth quarter of 2000, compared to $0.46 per share for the comparable quarter in 1999, a 2.2% increase.

     Net income before special charges was $10.8 million for the fourth quarter of 2000 compared to $14.2 million for the comparable quarter in 1999. The decrease was expected, resulting primarily from higher net interest expense of $3.4 million associated with the company's stock repurchase program. EBITDA before special charges was $28.7 million for the fourth quarter of 2000 compared to $29.1 million for the same quarter in 1999, a 1.2% decrease.

     Record revenues of $944.7 million were achieved for the full-year ended December 31, 2000, an increase of 17.3% over 1999 revenues of $805.3 million. The 2000 fiscal year consisted of 53 weeks of operations compared to 52 weeks in 1999. Diluted earnings per share before special charges were $1.90 for 2000 compared to $1.64 for 1999, a 15.9% increase. Net income before special charges was $47.4 million for 2000 compared to $51.1 million for fiscal 1999. The decrease was expected, resulting primarily from higher net interest expense of $9.0 million associated with the company's stock repurchase program. EBITDA before special charges was $116.7 million for full-year 2000 compared to $103.4 million for fiscal 1999, a 12.8% increase.

     The company also reported special charges during the quarter of $24.1 million ($14.9 million, net of tax), as previously announced. When combined with the $1.0 million of advertising litigation costs incurred earlier in 2000, this results in total special charges during 2000 of $25.1 million ($15.6 million, net of tax). The company incurred advertising litigation costs of $4.8 million ($3.0 million, net of tax) in the fourth quarter of 1999, and $6.1 million ($3.8 million, net of tax) for full-year 1999.

     After the effect of all such special charges, the company reported a net loss of $4.2 million, or $0.18 per diluted share, for the fourth quarter of 2000, and net income of $31.8 million, or $1.28 per diluted share, for full-year 2000. Net income was $11.2 million and diluted earnings per share were $0.36 for the fourth quarter of 1999, and net income was $ 47.3 million and diluted earnings per share were $1.52 for full year 1999, after the effect of special charges.

     For the quarter, systemwide comparable sales increased 2.0% (3.3% for company-owned restaurants and 1.5% for franchised restaurants), representing comparable sales increases for 31 consecutive quarters. For the year, systemwide comparable sales increased 2.3% (3.0% for company-owned restaurants and 2.1% for franchised restaurants).

     During 2000, 369 restaurants were opened (44 company-owned and 314 franchised Papa John's restaurants and 11 Perfect Pizza franchised restaurants), including

119 in the fourth quarter (14 company-owned and 99 franchised Papa John's restaurants and 6 Perfect Pizza franchised restaurants). As of December 31, 2000, there were 2,612 Papa John's restaurants (641 company-owned and 1,971 franchised) operating in 49 states and 10 international markets. Papa John's also owns or operates an additional 205 Perfect Pizza restaurants (3 company-owned and 202 franchised) in the United Kingdom.

FOURTH QUARTER 2000 SPECIAL CHARGES

     The $24.1 million of special charges in the fourth quarter of 2000 consist of estimated costs related to: (1) the impairment of the carrying value of 52 restaurants, based on certain impairment indicators and forecasted future cash flows ($6.8 million); (2) the impairment or disposal of certain other assets, principally in the technology area, due to changes in the company's future plans with respect to their use and the related impact on forecasted future cash flows ($6.7 million); (3) the establishment of a reserve for the portion of certain franchisee notes receivable expected to be uncollectible ($4.2 million); (4) the company's planned closure of 13 underperforming restaurants in 2001 ($3.1 million); (5) the closing of 20 field operations offices (principally to allow our operations area supervisors and district managers to spend more time in our restaurants), severance and exit costs ($2.6 million); and (6) miscellaneous other charges ($700,000).

STOCK REPURCHASE AUTHORIZATION

     The company also announced that its Board of Directors has approved an increase to $275 million (from $225 million) in the amount of the company's common stock that may be repurchased from time to time through December 30, 2001. The authorization includes both open market purchases as well as private transactions.

     To date, the company has repurchased approximately 7.9 million shares at a cost of $195 million under the repurchase program. After such repurchases, the company has approximately 23.0 million shares of common stock outstanding on a fully-diluted basis.

FOURTH QUARTER 2000 OPERATING RESULTS

     During the fourth quarter of 2000, domestic corporate restaurant sales increased 19.8% to $126.3 million from $105.4 million for the same period in 1999, primarily resulting from a 10.4% increase in the number of equivalent company-owned domestic Papa John's restaurants open in the 2000 period compared to the 1999 period, coupled with a 3.3% comparable sales increase for the quarter. Domestic franchise sales increased 20.1% to $335.8 million from $279.6 million for the same period in 1999, primarily resulting from a 14.5% increase in the number of equivalent franchised domestic Papa John's restaurants open in the 2000 period compared to the 1999 period, coupled with a 1.5% comparable sales increase for the quarter. The remainder of the percentage sales increases resulted from an additional week of operations in the fourth quarter of 2000 compared to the fourth quarter of 1999.

     The fourth quarter comparable sales base for domestic corporate restaurants consisted of 534 units, or 87.5% of total equivalent units, and the domestic franchise base consisted of 1,524 units or 82.6% of total equivalent units. Average weekly sales for restaurants included in the corporate comparable base were $15,147, while other corporate units averaged $12,184 for an overall average of $14,775. Average weekly sales for the restaurants included in the franchise comparable base were $13,569, while other franchise units averaged $10,259 for an overall average of $12,992.

     Domestic franchise royalties increased 18.1% to $13.0 million in the fourth quarter of 2000 from $11.0 million for the same period in 1999, resulting from the increase in domestic franchise sales previously described. Domestic franchise and development fees were essentially unchanged for the fourth quarter of 2000 compared to the same period in 1999, as the decrease in number of domestic franchise openings in 4Q 2000 was offset by an increase in average fees per restaurant opening during the quarter.

     The restaurant operating margin at domestic company-owned units was 18.4% in the fourth quarter 2000 compared to 19.1% for the same period in 1999, consisting of the following differences:

     - Cost of sales was 0.8% lower in 2000 due primarily to favorable cheese prices, partially offset by increases in certain other commodity costs.
     - Salaries and benefits were 1.3% higher in 2000 due primarily to higher wage rates.
     - Advertising and related costs were 1.4% lower in 2000 due primarily to higher than normal levels of advertising in the fourth quarter of 1999 in response to the overall market and competitive environment.
     - Occupancy costs were 0.1% higher in 2000 due primarily to higher utility costs.
     - Other operating expenses were 1.5% higher in 2000 due primarily to increases in mileage reimbursement for drivers, sponsorship fees and the provision for potentially uncollected accounts receivable as compared to 1999.

     Domestic commissary and equipment and other sales increased 19.0% to $112.1 million in the fourth quarter of 2000 from $94.2 million for the same period in 1999, primarily resulting from the franchised equivalent unit and sales growth previously noted.

     Commissary, equipment and other margin was 9.8% in the fourth quarter 2000 compared to 10.1% for the same period in 1999, as the impact of lower cheese costs was more than offset by increased labor costs and an increase in the provision for potentially uncollectible accounts receivable.

     The significant increase in international revenues and operating expenses in the fourth quarter of 2000, compared to the same period in 1999, is due primarily to the company's acquisition of Perfect Pizza in the United Kingdom which occurred on

November 29, 1999. The fourth quarter of 2000 includes three months of Perfect Pizza operations compared to only one month in the fourth quarter of 1999.

     General and administrative expenses increased to 8.0% of revenues in the fourth quarter of 2000 compared to 6.3% of revenues in the comparable period in 1999. This increase is primarily due to the cost of additional support services, such as field marketing, training and international development required for our expanded operations, as well as the addition of Perfect Pizza.

     Pre-opening and other general expenses increased to $1.7 million in the fourth quarter of 2000 from $0.9 million for the comparable period in 1999. Pre-opening costs of $390,000 and relocation costs of $676,000 were included in the 2000 amount as compared to pre-opening costs of $378,000 and relocation costs of $173,000 in the 1999 amount. The remainder of the costs included in pre-opening and other general expenses principally relates to net losses on restaurant and other asset dispositions.

     Depreciation and amortization was unchanged at 3.4% of revenues for both periods, as the impact of 2000 capital expenditures and acquisitions was offset by an extra week of operating revenues in the fourth quarter of 2000.

     Net interest expense was $2.5 million in the fourth quarter of 2000 compared to net interest income of $0.9 million for the comparable period in 1999, due to the cash used and debt incurred by the company to fund the stock repurchase program. The effective income tax rate was 38.0% in the fourth quarter of 2000 compared to 37.4% for the comparable period in 1999, due primarily to the sale of certain tax-exempt investments during the fourth quarter of 1999 to fund the Perfect Pizza acquisition and to begin funding of the stock repurchase program.

FULL-YEAR 2000 OPERATING RESULTS

     For full-year 2000, domestic corporate restaurant sales increased 15.7% to $456.6 million from $394.6 million for 1999, primarily resulting from a 13.2% increase in the number of equivalent company-owned domestic units open in 2000 compared to 1999, coupled with a 3.0% comparable sales increase in 2000. Domestic franchise sales increased 17.6% to $1.212 billion in 2000 from $1.031 billion for 1999, primarily resulting from a 16.9% increase in the number of equivalent franchised domestic restaurants open in 2000 compared to 1999, coupled with a 2.1% comparable sales increase in 2000.

     The 2000 comparable sales base for domestic corporate restaurants consisted of 498 units, or 83.6% of the total equivalent units, and the domestic franchise base consisted of 1,281 units or 72.6% of the total equivalent units. Average weekly sales for restaurants included in the corporate comparable base were $14,917, while other corporate units averaged $12,167, for an overall average of $14,466. Average weekly sales for restaurants included in the franchise comparable base were $13,836, while other franchise units averaged $10,670, for an overall average of $12,969.

     Domestic franchise royalties increased 16.2% to $47.1 million in 2000 from $40.6 million for 1999, due to the increase in domestic franchise sales previously described. Domestic franchise and development fees decreased 14.6% to $5.6 million for 2000 from $6.5 million for 1999, due primarily to 74 fewer domestic franchise unit openings in 2000 compared to 1999. The decrease in franchise unit openings was partially offset by an increase in average fees per restaurant opening.

     Restaurant operating margin at domestic company-owned restaurants was 19.2% in 2000 compared to 19.9% for the same period in 1999, consisting of the following differences:

     - Cost of sales was 1.0% lower in 2000 due primarily to favorable cheese prices, partially offset by increases in certain other commodity costs.
     - Salaries and benefits were 0.9% higher in 2000 due primarily to increasing wage rates.
     - Advertising and related costs were unchanged at 9.1% of restaurant sales for both years.
     - Occupancy costs were 0.1% higher in 2000 due primarily to increasing utility costs.
     - Other operating expenses were 0.7% higher in 2000, due primarily to increases in mileage reimbursement for drivers, sponsorship fees and the provision for potentially uncollectible accounts receivable as compared to 1999.

     Domestic commissary and equipment and other sales increased 12.4% to $404.5 million in 2000 from $360.0 million for 1999, resulting primarily from the franchised equivalent unit and sales growth previously noted.

     Commissary, equipment and other margin was 10.3% in 2000 compared to 9.4% in 1999. The increased operating margin reflects lower commodity costs, primarily resulting from lower cheese costs.

     The significant increase in international revenues and operating expenses in 2000 compared to 1999 results primarily from the acquisition of Perfect Pizza in the United Kingdom that occurred on November 29, 1999. A full year of Perfect Pizza operations is included in 2000 compared to only one month of operations in 1999.

     General and administrative expenses increased to 7.7% of revenues for full-year 2000 compared to 6.8% of revenues in 1999. This increase is primarily due to the cost of additional support services, such as field marketing, training and international development, required for our expanded operations as well as the addition of Perfect Pizza.

     Pre-opening and other general expenses decreased to $2.2 million in 2000 from $3.4 million in 1999. Pre-opening costs of $1.1 million, relocation costs of $1.3 million and net gains on restaurant and other asset dispositions of $200,000 were included in the 2000 amount, as compared to pre-opening costs of $759,000, relocation costs of $1.3 million and net losses on restaurant and other asset dispositions of $1.4 million in 1999.

     Depreciation and amortization was 3.6% of revenues in 2000 compared to 3.1% for 1999, due primarily to a full year of depreciation on the corporate headquarters facility and a full year of goodwill amortization on the Perfect Pizza acquisition in 2000 as compared to only a partial year impact of each of these items in 1999.

     Net interest expense was $5.8 million in 2000 compared to net interest income of $3.2 million in 1999, due to the cash used and debt incurred to fund the stock repurchase program. The effective income tax rate was 38.3% in 2000 compared to 37.5% for 1999, due primarily to the sale of certain tax-exempt investments during the fourth quarter of 1999 to fund the Perfect Pizza acquisition and to begin funding of the stock repurchase program.

2001 GUIDANCE

     The company projects 2001 earnings in the range of $1.90 to $2.15 per share (before the impact of any share repurchases during 2001). In 2001, the company projects:

     - 210 to 275 restaurant openings (165 to 195 domestic franchise, 30 to 60 international franchise and 15 to 20 corporate restaurants). Consistent with prior years, restaurant openings by quarter are scheduled to increase as the year progresses, with approximately 60% of total openings planned for the last two quarters of 2001.
     -    The closure of 40 to 80 franchise and 15 to 20 corporate restaurants.
     - Domestic system restaurant sales growth of 4% to 5%, including flat to 2% comparable sales growth.

     - An operating margin of 19.0% to 20.0% at corporate domestic restaurants.
     - An operating margin of 9.7% to 10.0% for its domestic "commissary, equipment and other" operations.

     -    International system restaurant sales growth of 10% to 15%.
     -    An operating margin of 25.0% to 30.0% on its international operations.

     -    General and administrative expenses of 7.4% to 7.7% of revenues.
     -    Depreciation and amortization of 3.7% to 3.9% of revenues.

     - Pre-opening and other general expenses of $2.0 million to $2.5 million, including gains of approximately $1.2 million from the sale of restaurants during the first quarter of 2001.

     -    Net interest expense of $8.6 million to $8.9 million.
     -    An effective tax rate of 37.8%.
     -    Capital expenditures of $30 to $35 million.

     Quarterly earnings expectations are as follows: Q1 - $0.51 to $0.55; Q2 - $0.46 to $0.53; Q3 - $0.42 to $0.49; and Q4 - $0.51 to $0.58. The company intends to narrow both its full-year and quarterly earnings ranges as the year proceeds, and will announce adjustments to expectations as warranted.

     Headquartered in Louisville, Kentucky, as of February 26, 2001, Papa John's had 2,625 restaurants (641 company-owned and 1,984 franchised) operating in 49 states and 10 international markets. Papa John's also owns or operates an additional 204 Perfect Pizza restaurants (2 company-owned and 202 franchised) in the United Kingdom. For more information about the company, please visit www.papajohns.com.


     Except for historical information, this announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect management's expectations based upon currently available information and data; however, actual results are subject to future events and uncertainties, which could cause actual results to materially differ from those projected in these statements. Factors that can cause actual results to materially differ include: the uncertainties associated with litigation, including additional unforeseen costs, expenses or damages which may be incurred with respect to the pending litigation with Pizza Hut, Inc.; increased advertising, promotions and discounting by competitors which may adversely affect sales; the ability of the company and its franchisees to open new restaurants and operate new and existing restaurants profitably; increases in food, labor, utilities, employee benefits and similar costs; economic and political conditions in the countries in which the company or its franchisees operate; and new product and concept developments by food industry competitors. Further information regarding factors that could affect the company's financial and other results is included in the company's Forms 10Q and 10K, filed with the Securities and Exchange Commission.


                           Conference Call
                           ---------------
Date:                      February 28, 2001
                           3:00 PM EST
U.S./Canada:               800-890-5040

International:             706-643-9503
Conference ID:             None


     The conference call replay will be available on the company's web site at http://www.papajohns.com. To access the replay, click on Investor Relations, then Audio Archives.

                             SUMMARY FINANCIAL DATA
                         PAPA JOHN'S INTERNATIONAL, INC.

                                                         THREE MONTHS ENDED                   YEAR ENDED
                                                    DECEMBER 31,    DECEMBER 26,        DECEMBER 31,      DECEMBER 26,
                                                       2000              1999              2000              1999
                                                       ----              ----              ----              ----
(In thousands, except per share amounts)

Revenues                                           $     261,290   $     215,510       $     944,677     $     805,325
                                                   =============   =============       =============     =============



Income before special charges                      $      10,790   $      14,195       $      47,395     $      51,105

Advertising litigation expense, net of tax                     -          (2,992)               (627)           (3,819)

Special charge, net of tax                               (14,944)              -             (14,944)                -
                                                   --------------  -------------       --------------     -------------

Net income (loss)                                        ($4,154)  $      11,203       $      31,824      $      47,286
                                                   ==============  =============       ==============     =============

Diluted earnings per share before
special charges                                    $        0.47   $        0.46       $        1.90      $        1.64

Advertising litigation expense, net of tax                     -           (0.10)              (0.02)             (0.12)

Special charge, net of tax                                 (0.65)              -               (0.60)                 -
                                                   --------------  -------------       --------------     -------------

Diluted earnings (loss) per share                  $       (0.18)  $        0.36       $        1.28      $        1.52
                                                   ==============  =============       ==============     =============
Diluted weighted-average shares
outstanding                                               22,953          30,930              24,907             31,080
                                                   ==============  =============       ==============     =============

RESTAURANT PROGRESSION
PAPA JOHN'S INTERNATIONAL


DECEMBER 31, 2000

                                                    4Q 2000                                       YEAR-TO-DATE 2000
                                ------------------------------------------------   ------------------------------------------------
                                                   FRANCHISE                                          FRANCHISE
                                           -------------------------                          --------------------------
                                  CORPORATE     DOMESTIC      INT'L       TOTAL      CORPORATE     DOMESTIC      INT'L       TOTAL
                                ------------------------------------------------   ------------------------------------------------
PAPA JOHN'S RESTAURANTS
Beginning of period                     622      1,831        56           2,509           573        1,681        26        2,280
Opened  (A)                              14         86        13             113            44          271        43          358
Converted                                 3          -         -               3             8            -         -            8
Closed                                    -        (13)        -             (13)           (2)         (32)        -          (34)
Acquired (sold)                           2         (2)        -               -            18          (18)        -            -
                                ------------------------------------------------   ------------------------------------------------
End of period                           641      1,902        69           2,612           641        1,902        69        2,612
                                ================================================   ================================================


PERFECT PIZZA RESTAURANTS
Beginning of period                       7            -         196         203         12            -          194          206
Opened                                    -            -           6           6          -            -           11           11
Converted                                (3)           -           -          (3)        (8)           -            -           (8)
Closed                                    -            -          (1)         (1)        (1)           -           (3)          (4)
Acquired (sold)                          (1)           -           1           -          -            -            -            -
                                ------------------------------------------------       --------------------------------------------
End of period                             3            -         202         205          3            -          202          205
                                ================================================       ============================================




DECEMBER 26, 1999
                                                      4Q 1999                                     YEAR-TO-DATE 1999
                                ------------------------------------------------   -----------------------------------------------
                                                     FRANCHISE                                        FRANCHISE
                                             -------------------------                        --------------------------
                                  CORPORATE     DOMESTIC      INT'L       TOTAL      CORPORATE     DOMESTIC      INT'L       TOTAL
                                ------------------------------------------------   -----------------------------------------------
PAPA JOHN'S RESTAURANTS
Beginning of period                     548      1,589        22           2,159          514         1,365         6        1,885
Opened                                   17         97         4             118           36           345        20          401
Converted                                -           -         -               -            -             -         -            -
Closed                                   -           -         -               -           (1)           (8)        -           (9)
Acquired (sold)                          6          (6)        -               -           22           (22)        -            -
Restated                                 2           1         -               3            2             1         -            3
                                ------------------------------------------------   -----------------------------------------------
End of period                          573       1,681          26       2,280            573         1,681        26        2,280
                                ================================================   ===============================================


PERFECT PIZZA RESTAURANTS
Beginning of period - 11/29/99          15           -         190         205             15             -       190          205
Opened                                   -           -           1           1              -             -         1            1
Converted                                -           -           -           -              -             -         -            -
Closed                                   -           -           -           -              -             -         -            -
Acquired (sold)                         (3)          -           3           -             (3)            -         3            -
                                ------------------------------------------------    ----------------------------------------------
End of period                           12           -        194          206          12             -       194          206
                                ================================================    ==============================================

(A) Includes one corporate Papa John's UK restaurant opened during 4Q 2000 and two restaurants year-to-date.

                PAPA JOHN'S INTERNATIONAL, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations

                                                                 THREE MONTHS ENDED           YEAR ENDED
                                                         ---------------------------------------------------------------------
                                                          DEC. 31, 2000      DEC. 26, 1999  DEC. 31, 2000      DEC. 26, 1999
                                                         ---------------------------------------------------------------------
(In thousands, except per share amounts)                   (UNAUDITED)        (UNAUDITED)    (UNAUDITED)
REVENUES:
     DOMESTIC:
        Restaurant sales                                   $ 126,295          $ 105,420      $ 456,637          $ 394,636
        Franchise royalties                                   12,976             10,989         47,145             40,567
        Franchise and development fees                         1,745              1,791          5,559              6,511
        Commissary sales                                      96,657             79,819        351,255            306,909
        Equipment and other sales                             15,399             14,372         53,233             53,078
     INTERNATIONAL:
        Royalties and franchise development fees               1,538                558          5,302              1,063
        Restaurant and commissary sales                        6,680              2,561         25,546              2,561
                                                         ---------------------------------------------------------------------
TOTAL REVENUES                                               261,290            215,510        944,677            805,325

COSTS AND EXPENSES:
DOMESTIC:
     Restaurant expenses:
        Cost of sales                                         30,407             26,230        111,609            100,261
        Salaries and benefits                                 35,841             28,563        127,318            106,713
        Advertising and related costs                         11,090             10,763         41,729             36,008
        Occupancy costs                                        6,358              5,164         23,248             19,541
        Other operating expenses                              19,357             14,598         65,074             53,463
                                                         ---------------------------------------------------------------------
                                                             103,053             85,318        368,978            315,986

DOMESTIC:
Commissary, equipment and other expenses:
        Cost of sales                                         84,882             71,774        304,338            274,613
        Salaries and benefits                                  7,716              6,028         27,682             23,719
        Other operating expenses                               8,435              6,863         30,736             27,702
                                                         ---------------------------------------------------------------------
                                                             101,033             84,665        362,756            326,034

International operating expenses                               6,016              2,090         21,700              2,090

General and administrative expenses                           20,788             13,515         72,402             54,386
Advertising litigation expense                                     -              4,782          1,017              6,104
Special Charge                                                24,105                  -         24,105                  -
Pre-opening and other general expenses                         1,695                862          2,158              3,414
Depreciation and amortization                                  8,783              7,298         34,172             24,827
                                                         ---------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                                     265,473            198,530        887,288            732,841
                                                         ---------------------------------------------------------------------

OPERATING INCOME (LOSS)                                       (4,183)            16,980         57,389             72,484
Other income (expense):
   Investment income                                             374                925          1,943              3,384
   Interest expense                                           (2,892)                 -         (7,746)              (151)
                                                         ---------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES                             (6,701)            17,905         51,586             75,717
Income tax expense (benefit)                                  (2,547)             6,702         19,762             28,431
                                                         ---------------------------------------------------------------------

NET INCOME (LOSS)                                          $ (4,154)          $ 11,203       $ 31,824           $  47,286
                                                         =====================================================================
BASIC EARNINGS (LOSS) PER SHARE                            $  (0.18)          $   0.37       $   1.29           $    1.57
                                                         =====================================================================
DILUTED EARNINGS (LOSS) PER SHARE                          $  (0.18)          $   0.36       $   1.28           $    1.52
                                                         =====================================================================
Basic weighted-average shares outstanding                    22,953             30,315         24,703              30,195
                                                         =====================================================================
Diluted weighted-average shares outstanding                  22,953             30,930         24,907              31,080
                                                         =====================================================================

Note: Certain 1999 amounts have been reclassified to conform to the 2000 presentation.

                            SUPPLEMENTAL INFORMATION
                Papa John's International, Inc. and Subsidiaries
        Quarterly Condensed Consolidated Statements of Operations - 2000

                                                  ---------------------------------------------------------------------------------
                                                   DEC. 31, 2000    SEPT. 24, 2000    JUN. 25, 2000     MAR. 26, 2000     YTD 2000
                                                  ---------------------------------------------------------------------------------
(In thousands, except per share amounts)            (UNAUDITED)      (UNAUDITED)      (UNAUDITED)        (UNAUDITED)    (UNAUDITED)
REVENUES:
    DOMESTIC:
      Restaurant sales                              $ 126,295         $ 108,542          $ 111,645         $ 110,155     $ 456,637
      Franchise royalties                              12,976            11,432             11,615            11,122        47,145
      Franchise and development fees                    1,745             1,198              1,265             1,351         5,559
      Commissary sales                                 96,657            83,112             86,698            84,788       351,255
      Equipment and other sales                        15,399            12,982             12,630            12,222        53,233
    INTERNATIONAL:
      Royalties and franchise development fees          1,538             1,278              1,307             1,179         5,302
      Restaurant and commissary sales                   6,680             6,259              6,375             6,232        25,546
                                                  ---------------------------------------------------------------------------------
TOTAL REVENUES                                        261,290           224,803            231,535           227,049       944,677

COSTS AND EXPENSES:
DOMESTIC:
    Restaurant expenses:
      Cost of sales                                    30,407            26,304             27,424            27,474       111,609
      Salaries and benefits                            35,841            30,506             30,454            30,517       127,318
      Advertising and related costs                    11,090             8,959             11,095            10,585        41,729
      Occupancy costs                                   6,358             6,020              5,459             5,411        23,248
      Other operating expenses                         19,357            15,663             14,971            15,083        65,074
                                                  ---------------------------------------------------------------------------------
                                                      103,053            87,452             89,403            89,070       368,978

DOMESTIC:
Commissary, equipment and other expenses:
      Cost of sales                                    84,882            72,042             74,393            73,021       304,338
      Salaries and benefits                             7,716             6,768              6,717             6,481        27,682
      Other operating expenses                          8,435             7,496              7,460             7,345        30,736
                                                  ---------------------------------------------------------------------------------
                                                      101,033            86,306             88,570            86,847       362,756

International operating expenses                        6,016             5,411              5,126             5,147        21,700

General and administrative expenses                    20,788            17,202             17,004            17,408        72,402
Advertising litigation expense                              -                 -                128               889         1,017
Special Charge                                         24,105                 -                  -                 -        24,105
Pre-opening and other general expenses (income)         1,695              (477)               722               218         2,158
Depreciation and amortization                           8,783             8,727              8,439             8,223        34,172
                                                  ---------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                              265,473           204,621            209,392           207,802       887,288
                                                  ---------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                                (4,183)           20,182             22,143            19,247        57,389
Other income (expense):
   Investment income                                      374               685                592               292         1,943
   Interest expense                                    (2,892)           (2,380)            (1,670)             (804)       (7,746)
                                                  ---------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES                      (6,701)           18,487             21,065            18,735        51,586
Income tax expense (benefit)                           (2,547)            7,026              8,089             7,194        19,762
                                                  ---------------------------------------------------------------------------------
Net income (loss)                                    $ (4,154)         $ 11,461           $ 12,976          $ 11,541      $ 31,824
                                                  =================================================================================
BASIC EARNINGS (LOSS) PER SHARE                      $  (0.18)         $   0.48           $   0.51          $   0.43      $   1.29
                                                  =================================================================================
DILUTED EARNINGS (LOSS) PER SHARE                    $  (0.18)         $   0.48           $   0.51          $   0.43      $   1.28
                                                  =================================================================================
Basic weighted-average shares outstanding              22,953            23,866             25,276            26,851        24,703
                                                  =================================================================================
Diluted weighted-average shares outstanding            22,953            24,005             25,542            27,104        24,907
                                                  =================================================================================

Note: The quarterly data above has been reclassified to conform to the year-end presentation.

                            SUPPLEMENTAL INFORMATION
                Papa John's International, Inc. and Subsidiaries
        Quarterly Condensed Consolidated Statements of Operations - 1999

                                                ----------------------------------------------------------------------------------
                                                 DEC. 26, 1999    SEPT. 26, 1999    JUN. 27, 1999     MAR. 28, 1999      YTD 1999
                                                ----------------------------------------------------------------------------------
(In thousands, except per share amounts)             (UNAUDITED)    (UNAUDITED)      (UNAUDITED)       (UNAUDITED)
REVENUES:
    DOMESTIC:
      Restaurant sales                                $ 105,420       $ 96,538        $ 98,226         $ 94,452         $ 394,636
      Franchise royalties                                10,989         10,149          10,033            9,396            40,567
      Franchise and development fees                      1,791          1,655           1,655            1,410             6,511
      Commissary sales                                   79,819         81,002          76,084           70,004           306,909
      Equipment and other sales                          14,372         12,504          14,195           12,007            53,078
    INTERNATIONAL:
      Royalties and franchise development fees              558            232             191               82             1,063
      Restaurant and commissary sales                     2,561              -               -                -             2,561
                                                ----------------------------------------------------------------------------------
TOTAL REVENUES                                          215,510        202,080         200,384          187,351           805,325

COSTS AND EXPENSES:
DOMESTIC:
    Restaurant expenses:
      Cost of sales                                      26,230         26,449          24,355           23,227           100,261
      Salaries and benefits                              28,563         25,746          27,086           25,318           106,713
      Advertising and related costs                      10,763          7,972           9,136            8,137            36,008
      Occupancy costs                                     5,164          5,127           4,660            4,590            19,541
      Other operating expenses                           14,598         12,994          13,147           12,724            53,463
                                                ----------------------------------------------------------------------------------
                                                         85,318         78,288          78,384           73,996           315,986

DOMESTIC:
Commissary, equipment and other expenses:
      Cost of sales                                      71,774         72,066          68,419           62,354           274,613
      Salaries and benefits                               6,028          6,135           5,946            5,610            23,719
      Other operating expenses                            6,863          6,659           7,331            6,849            27,702
                                                ----------------------------------------------------------------------------------
                                                         84,665         84,860          81,696           74,813           326,034

International operating expenses                          2,090              -               -                -             2,090

General and administrative expenses                      13,515         12,446          14,330           14,095            54,386
Advertising litigation expense                            4,782          1,322               -                -             6,104
Special Charge                                                -              -               -                -                 -
Pre-opening and other general expenses (income)             862            (43)          1,330            1,265             3,414
Depreciation and amortization                             7,298          6,252           5,746            5,531            24,827
                                                ----------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                                198,530        183,125         181,486          169,700           732,841
                                                ----------------------------------------------------------------------------------

OPERATING INCOME                                         16,980         18,955          18,898           17,651            72,484
Other income (expense):
   Investment income                                        925            831             836              792             3,384
   Interest expense                                           -              -               -             (151)             (151)
                                                ----------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                               17,905         19,786          19,734           18,292            75,717
Income tax expense                                        6,702          7,420           7,400            6,909            28,431
                                                ----------------------------------------------------------------------------------

Net income                                             $ 11,203       $ 12,366        $ 12,334         $ 11,383          $ 47,286
                                                ==================================================================================
BASIC EARNINGS PER SHARE                                 $ 0.37         $ 0.41          $ 0.41           $ 0.38            $ 1.57
                                                ==================================================================================
DILUTED EARNINGS PER SHARE                               $ 0.36         $ 0.40          $ 0.40           $ 0.37            $ 1.52
                                                ==================================================================================
Basic weighted-average shares outstanding                30,315         30,335          30,166           29,966            30,195
                                                ==================================================================================
Diluted weighted-average shares outstanding              30,930         31,228          31,065           31,099            31,080
                                                ==================================================================================

Note: The quarterly data above has been reclassified to conform to the year-end presentation.

                PAPA JOHN'S INTERNATIONAL, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets

                                                        DECEMBER 31,              DECEMBER 26,
                                                            2000                      1999
                                                         (UNAUDITED)                 (NOTE)
                                                    ----------------------    ----------------------
(In thousands)

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                           $             6,141       $             3,698
  Investments                                                       5,745                         -
  Accounts receivable                                              23,064                    21,415
  Inventories                                                      18,321                    10,637
  Prepaid expenses and other current assets                         7,422                     7,378
  Deferred income taxes                                             4,822                     2,977
                                                    ----------------------     ---------------------
TOTAL CURRENT ASSETS                                               65,515                    46,105

Investments                                                             -                    22,086
Net property and equipment                                        245,874                   227,813
Notes receivable from franchisees                                  16,675                    11,743
Intangibles                                                        49,394                    47,669
Other assets                                                       16,527                    16,635
Deferred income taxes                                               1,673                         -
                                                    ----------------------    ----------------------
TOTAL ASSETS                                          $           395,658       $           372,051
                                                    ======================    ======================


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                    $            23,586       $            24,947
  Accrued expenses                                                 45,266                    38,516
  Current portion of debt                                             897                     5,308
                                                    ----------------------    ----------------------
TOTAL CURRENT LIABILITIES                                          69,749                    68,771

Unearned franchise and development fees                             6,033                     6,222
Long-term debt, net of current portion                            145,710                       925
Deferred income taxes                                                   -                     2,109
Other long-term liabilities                                         2,659                     1,891
Common equity put options                                           5,186                         -
                                                    ----------------------    ----------------------

TOTAL STOCKHOLDERS' EQUITY                                        166,321                   292,133
                                                    ----------------------    ----------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $           395,658       $           372,051
                                                    ======================    ======================

Note: The balance sheet at December 26, 1999 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by generally accepted accounting principles for a complete set of financial statements.